Exhibit 10.41

AMENDMENT NO. 1

TO

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Amendment”) made as of June 28, 2004, by and between Placer Sierra Bancshares, a California corporation formerly known as Placer Capital Co. II (the “Company”) and California Community Financial Institutions Fund Limited Partnership, a California limited partnership (the “Fund”).

WITNESSETH:

WHEREAS, the Company and the Fund entered into an Amended and Restated Registration Rights Agreement, dated as of March 15, 2004 (the “Amended and Restated Registration Rights Agreement”), whereby the Company provided the Fund with certain registration rights;

WHEREAS, pursuant to Section 2(b)(iv) of the Amended and Restated Registration Rights Agreement, reasonable fees and disbursements, not to exceed $50,000 in the aggregate, of a separate counsel for the selling Holders thereunder shall be borne by the Company; and

WHEREAS, the Company and the Fund desire to amend the Amended and Restated Registration Rights Agreement to increase the maximum amount of reasonable fees and disbursements referenced above;

NOW, THEREFORE, in consideration of the recitals, mutual covenants, and agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Amended and Restated Registration Rights Agreement is hereby amended as follows:

1. Definitions. All capitalized terms used herein which are defined in the Amended and Restated Registration Rights Agreement and not otherwise defined herein are used herein as defined therein.

2. Registration Rights. Section 2(b)(iv) of the Amended and Restated Registration Rights Agreement is hereby amended in its entirety to read as follows:

“(iv) All expenses incurred in connection with any registration, filing, or qualification of Registrable Securities with respect to the registrations pursuant to this Section 2(b) shall be borne by the Company, including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the reasonable fees and disbursements of counsel for the Company and the reasonable fees and disbursements, not to exceed $75,000 in the aggregate, of one separate counsel for the selling Holders hereunder (selected by the Holders of a majority of the Registrable Securities that are included in the corresponding registration);

provided, however, that the selling Holders shall bear underwriting and selling discounts and commissions attributable to their Registrable Securities being registered and transfer taxes on shares being sold by such Holders.”

3. No Other Amendments. Except as amended hereby, the Amended and Restated Registration Rights Agreement shall remain in full force and effect as originally executed.

4. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

PLACER SIERRA BANCSHARES

By:	/s/ Ronald W. Bachli
Name: Ronald W. Bachli Title: Chairman

CALIFORNIA COMMUNITY FINANCIAL INSTITUTIONS FUND LIMITED PARTNERSHIP

By:	BELVEDERE CAPITAL PARTNERS LLC its General Partner

By:	/s/ J. Thomas Byrom

Name: J. Thomas Byrom
Title: Manager

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